Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form F-3 of our reports dated January 25, 2002 included in Sun International Hotels Limited's Form 6-K dated May 7, 2002 and Sun International North America, Inc.'s Form 10-K for the year ended December 31, 2001 and our report dated January 26, 2001 included in Sun International Hotels Limited's Form 20-F for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP


Roseland, New Jersey,
   May 20, 2002.